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                                                                       EXHIBIT 5
                         [LETTERHEAD OF TROY & GOULD]

                                February 1, 1999



Medjet Inc.
1090 King Georges Post Road, Suite 301
Edison, New Jersey 08837

     Re:  Registration Statement on Form S-8
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Dear Sirs:

      We have acted as counsel for Medjet Inc. (the "Company") in connection with the preparation and filing of the Company's Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"), providing for the registration of an aggregate of 513,927 shares (the "Shares") of the Company Common Stock, $.001 par value: 416,538 Shares issuable under the Company's 1994 Stock Option Plan, as amended (the "Plan"), 89,439 Shares issuable under the Warrant dated as of May 20, 1996, as amended, to Steven G. Cooperman, M.D., and 7,950 Shares issuable under the Warrant dated as of May 20, 1996, as amended, to Sanford J. Hillsberg.

     For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plan, warrants, and of such other documents, corporate records, certificates of public officials and other instruments as we deemed necessary or advisable for purposes of this opinion. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of originals of all such latter documents. We have also assumed the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     Based on the foregoing examination, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the Plan or the warrants, as the case may be, will be validly issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to all references therein to our firm.

     By giving you this opinion and consent, we do not admit that we are experts with respect to any part of the Registration Statement or Prospectus within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder, nor do we admit that we are in the category of persons whose consent is required under
Section 7 of said Act.

                         Very truly yours,

                         /s/ Troy & Gould

                         Troy & Gould
                         Professional Corporation